Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES FIRST QUARTER 2022 RESULTS

- Increases 2022 Annual Guidance -

NEW YORK, NY, April 27, 2022 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter ended March 31, 2022.

First Quarter 2022 Highlights

•	Net earnings of $0.39 per share
•	Funds From Operations (“FFO”) of $0.49 per share
•	Adjusted Funds From Operations (“AFFO”) of $0.52 per share
•	Completed $225 million private placement of senior unsecured notes
•	Invested $8.8 million across five properties
•	Subsequent to quarter end, invested $44.0 million across 12 properties

“Our net leased portfolio of convenience and automotive retail real estate delivered another quarter of solid earnings and cash flow growth,” stated Christopher J. Constant, Getty’s President & Chief Executive Officer. “Our tenant base, consisting of institutional operators with essential retail operations in dense metropolitan areas, continues to perform well and maintain healthy rent coverage ratios. In addition, our recent capital markets activity and undrawn credit facility provide us with the capacity to continue executing on our investment strategy. We remain disciplined in our underwriting, but continue to see compelling opportunities and, with a pickup already in the second quarter, expect investment activity to accelerate as we move through the year.”

Net Earnings, FFO and AFFO

All per share amounts are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are “Non-GAAP Financial Measures” which are defined and reconciled to net earnings at the end of this release.

	Three Months Ended March 31,
	2022	2021
Net earnings	$18,749	$17,927
Net earnings per share	0.39	0.40

FFO	$23,262	$19,921
FFO per share	0.49	0.44

AFFO	$24,851	$22,095
AFFO per share	0.52	0.49

Select Financial Results

Revenues from Rental Properties

	Three Months Ended March 31,
	2022	2021
Rental income (a)	$35,849	$33,195
Tenant reimbursement income	3,135	3,756
Revenues from rental properties	$38,984	$36,951

(a)

Rental income includes base rental income, additional rental income, if any, and certain non-cash revenue recognition adjustments. For the quarter ended March 31, 2022, base rental income increased 8.8%, to $36.2 million, as compared to $33.3 million for the same period in 2021.

The growth in revenues from rental properties was driven by incremental revenue from recently acquired properties, contractual rent increases for in-place leases, and rent commencements from completed redevelopments, partially offset by property dispositions.

Property Costs

	Three Months Ended March 31,
	2022	2021
Property operating expenses	$4,295	$5,112
Leasing and redevelopment expenses	331	160
Property costs	$4,626	$5,272

The decrease in property operating expenses was primarily due to reductions in rent expense and reimbursable and non-reimbursable real estate taxes.

The increase in leasing and redevelopment expenses was primarily due to increased demolition costs related to active redevelopment projects.

Other Expenses

	Three Months Ended March 31,
	2022	2021
Environmental expenses	$(141)	$513
General and administrative expenses	5,128	5,509
Impairments	1,038	776

The change in environmental expenses was primarily due to lower legal and professional fees and net environmental remediation costs and estimates. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for any one period, or a comparison to prior periods

The decrease in general and administrative expenses was primarily due to non-recurring severance and retirement costs incurred during the three months ended March 31, 2021, partially offset by increased personnel costs.

Impairment charges in both periods included the accumulation of asset retirement costs at certain properties as a result of changes in estimated environmental liabilities, which increased the carrying values of these properties in excess of their fair values, and reductions in the estimated fair value of certain properties based on third-party indications of potential selling prices.

Portfolio Activities

Acquisitions

During the quarter ended March 31, 2022, the Company invested $8.8 million across five properties, including the acquisition of fee simple interests in two convenience stores located in the New Haven (CT) metropolitan area for $7.0 million.

In addition, the Company advanced construction loans in the amount of $1.8 million, including accrued interest, for the development of three new-to-industry properties, including two convenience stores in the Charleston (SC) metropolitan area and one car wash property in the New Haven (CT) metropolitan area. As of March 31, 2022, the Company had advanced aggregate construction loans in the amount of $7.5 million, including accrued interest, for the development of these properties which the Company expects to acquire via sale-leaseback transactions at the end of the construction periods.

Subsequent to quarter end, the Company invested $44.0 million across 12 properties, including 11 car wash properties located primarily in the Austin (TX) metropolitan area, and one convenience store located in the New York City metropolitan area.

Redevelopments

As of March 31, 2022, the Company had five properties under active redevelopment and others in various stages of feasibility planning for potential recapture from our net lease portfolio, including two properties for which we have signed new leases or letters of intent and which will be transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Dispositions

During the quarter ended March 31, 2022, the Company sold 15 properties for aggregate gross proceeds of $10.2 million and recorded a net gain of $6.1 million on the dispositions. The dispositions included 14 assets in upstate New York which reflected the second and final tranche of a 21-asset portfolio sale to the existing tenant.

Balance Sheet and Capital Markets

As of March 31, 2022, the Company had $625 million of outstanding indebtedness consisting entirely of senior unsecured notes with a weighted average interest rate of 4.1% and a weighted average maturity of 6.9 years. There were no amounts drawn on the Company’s $300 million unsecured revolving credit facility.

Total cash and cash equivalents were $57.0 million as of March 31, 2022. The Company also had $10.2 million of 1031 disposition proceeds in escrow.

As previously announced, in February 2022, the Company closed on the private placement of $225 million of senior unsecured notes, including (i) $100 million of 3.45% notes funded at closing and maturing in February 2032, and (ii) $125 million of 3.65% notes to be funded in January 2023 and mature in January 2033. Proceeds from the notes funded at closing were used to repay all amounts outstanding on the Company’s revolving credit facility and for general corporate purposes, including to fund investment activity. Proceeds from the delayed funding notes will be used to prepay $75 million of 5.35% senior unsecured notes maturing in June 2023 and for general corporate purposes, including to fund investment activity.

2022 Guidance

As a result of the Company’s year-to-date investment and capital markets activity, the Company is increasing its 2022 AFFO guidance to a range of $2.10 to $2.12 per diluted share from its prior range of $2.08 to $2.10 per diluted share. The Company’s outlook includes completed transaction activity as of the date of this release, but does not include assumptions for prospective acquisitions, dispositions, or capital markets activities. The Company’s outlook assumes approximately $0.4 million of total 2022 demolition costs for redevelopment projects with rent commencements anticipated in 2023 and 2024.

The guidance is based on current assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the Securities and Exchange Commission.

Webcast Information

Getty Realty Corp. will host a conference call and webcast on Thursday, April 28, 2022 at 8:30 a.m. EDT. To participate in the call, please dial 1-877-423-9813, or 1-201-689-8573 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

If you cannot participate in the live event, a replay will be available on Thursday, April 28, 2022 beginning at 11:30 a.m. EDT through 11:59 p.m. EST, Thursday, May 5, 2022. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 13728685.

About Getty Realty Corp.

Getty Realty Corp. is a publicly traded, net lease REIT specializing in the acquisition, financing and development of convenience, automotive and other single tenant retail real estate. As of March 31, 2022, the Company’s portfolio included 1,014 freestanding properties located in 38 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. As previously disclosed, beginning with its results for the quarter and year ended December 31, 2021, the Company updated its definition of AFFO to include adjustments for stock-based compensation and amortization of debt issuance costs. The Company believes that conforming to this market practice for calculating AFFO improves the comparability of this measure of performance to other net lease REITs.

FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net earnings before (i) depreciation and amortization of real estate assets, (ii) gains or losses on dispositions of real estate assets, (iii) impairment charges, and (iv) the cumulative effect of accounting changes.

The Company defines AFFO as FFO excluding (i) certain revenue recognition adjustments (defined below), (ii) certain environmental adjustments (defined below), (iii) stock-based compensation, (iv) amortization of debt issuance costs and (v) other non-cash and/or unusual items that are not reflective of the Company’s core operating performance.

Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring the Company’s performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, the core operating performance of the Company’s portfolio. Specifically, FFO excludes items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate assets, and impairment charges. With respect to AFFO, the Company further excludes the impact of (i) deferred rental revenue (straight-line rent), the net amortization of above-market and below-market leases, adjustments recorded for the recognition of rental income from direct financing leases, and the amortization of deferred lease incentives (collectively, “Revenue Recognition Adjustments”), (ii) environmental accretion expenses, environmental litigation accruals, insurance reimbursements, legal settlements and judgments, and changes in environmental remediation estimates (collectively, “Environmental Adjustments”), (iii) stock-based compensation expense, (iv) amortization of debt issuance costs and (v) other items, which may include allowances for credit losses on notes and mortgages receivable and direct financing leases, losses on extinguishment of debt, retirement and severance costs, and other items that do not impact the Company’s recurring cash flow and which are not indicative of its core operating performance.

The Company pays particular attention to AFFO which it believes provides the most useful depiction of the core operating performance of its portfolio. By providing AFFO, the Company believes it is presenting information that assists analysts and investors in their assessment of the Company’s core operating performance, as well as the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” included herein.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS,” “OUTLOOK” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2022 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND STATEMENTS REGARDING AFFO AS A MEASURE BEST REPRESENTING CORE OPERATING PERFORMANCE AND ITS UTILITY IN COMPARING THE SUSTAINABILITY OF THE COMPANY’S CORE OPERATING PERFORMANCE WITH THE SUSTAINABILITY OF THE CORE OPERATING PERFORMANCE OF OTHER REITS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND ELSEWHERE IN THIS PRESS RELEASE, INCLUDING, WITHOUT LIMITATION, THOSE STATEMENTS IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	March 31, 2022	December 31, 2021
ASSETS
Real estate:
Land	$775,656	$772,088
Buildings and improvements	632,129	632,074
Investment in direct financing leases, net	70,376	71,647
Construction in progress	706	693
Real estate held for use	1,478,867	1,476,502
Less accumulated depreciation and amortization	(215,457)	(209,040)
Real estate held for use, net	1,263,410	1,267,462
Real estate held for sale, net	176	3,621
Real estate, net	1,263,586	1,271,083
Notes and mortgages receivable	15,873	14,699
Cash and cash equivalents	56,983	24,738
Restricted cash	1,708	1,723
Deferred rent receivable	47,636	46,933
Accounts receivable	2,797	3,538
Right-of-use assets - operating	20,431	21,092
Right-of-use assets - finance	353	379
Prepaid expenses and other assets, net	91,867	82,763
Total assets	$1,501,234	$1,466,948
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under credit agreement	$—	$60,000
Senior unsecured notes, net	623,313	523,850
Environmental remediation obligations	46,957	47,597
Dividends payable	19,618	19,467
Lease liability - operating	22,313	22,980
Lease liability - finance	1,893	2,005
Accounts payable and accrued liabilities	42,323	45,941
Total liabilities	756,417	721,840
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 46,732,381 and 46,715,734 shares issued and outstanding, respectively	467	467
Additional paid-in capital	818,787	818,209
Dividends paid in excess of earnings	(74,437)	(73,568)
Total stockholders’ equity	744,817	745,108
Total liabilities and stockholders’ equity	$1,501,234	$1,466,948

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenues:
Revenues from rental properties	$38,984	$36,951
Interest on notes and mortgages receivable	337	329
Total revenues	39,321	37,280
Operating expenses:
Property costs	4,626	5,272
Impairments	1,038	776
Environmental	(141)	513
General and administrative	5,128	5,509
Depreciation and amortization	9,628	8,437
Total operating expenses	20,279	20,507

Gain on dispositions of real estate	6,153	7,219

Operating income	25,195	23,992

Other income, net	91	64
Interest expense	(6,537)	(6,129)
Net earnings	$18,749	$17,927

Basic earnings per common share:
Net earnings	$0.39	$0.40

Diluted earnings per common share:
Net earnings	$0.39	$0.40

Weighted average common shares outstanding:
Basic	46,721	43,872
Diluted	46,742	43,875

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Net earnings	$18,749	$17,927
Depreciation and amortization of real estate assets	9,628	8,437
Gain on dispositions of real estate	(6,153)	(7,219)
Impairments	1,038	776
Funds from operations (FFO)	23,262	19,921
Revenue recognition adjustments	576	343
Changes in environmental estimates	(821)	(308)
Accretion expense	444	461
Insurance reimbursements	—	(29)
Retirement and severance costs	77	543
Stock-based compensation expense	1,084	905
Amortization of debt issuance costs	229	259
Adjusted funds from operations (AFFO)	$24,851	$22,095

Basic per share amounts:
Net earnings	$0.39	$0.40
FFO (1)	0.49	0.44
AFFO (1)	0.52	0.49
Diluted per share amounts:
Net earnings	$0.39	$0.40
FFO (1)	0.49	0.44
AFFO (1)	0.52	0.49
Weighted average common shares outstanding:
Basic	46,721	43,872
Diluted	46,742	43,875

(1)

Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three Months Ended March 31,
	2022	2021
FFO	$543	$439
AFFO	581	487

Contacts:	Brian Dickman
Chief Financial Officer
(646) 349-6000

Investor Relations
(516) 349-0598
ir@gettyrealty.com